UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
——————
FORM 8-K
——————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
——————
Date of report (Date of earliest event reported): June 25, 2026

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
——————

Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

5340 Kietzke Lane, Suite 202
	Reno,	Nevada
(Address of Principal Executive Offices)

89511
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671

No changes since last report
(Former Name or Address, if Changed Since Last Report)
——————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2026, Employers Holdings, Inc. (“EHI” or the “Company”) announced that on June 25, 2026, Stephanie C. Bush was elected to the EHI Board of Directors (the “Board”), with her term of service commencing on July 1, 2026. In connection with Ms. Bush’s election, the size of the Board increased to nine (9) directors. As of the date of this report, Ms. Bush has not been appointed to any committees of the Board. The Company intends to file an amendment to this Current Report on Form 8-K to disclose the committee assignments of Ms. Bush when such assignments are determined by the Board.
Ms. Bush, age 61, retired from The Hartford Insurance Group (“The Hartford”) in March 2024 after serving in roles of increasing responsibility in sales, underwriting and product management spanning over 30 years, most recently as Executive Vice President and Head of Small Commercial and Personal Lines Insurance. From 2008 to 2012, she led the Travelers Personal Insurance Product Management organization as Senior Vice President of Product Management before returning to The Hartford in 2013.
Ms. Bush also serves on the insurance advisory board for privately-held Lightyear Capital and the boards of privately-held CUNA Mutual Holding Company (TruStage), privately-held Costero Holdings Limited, privately-held Costero Brokers Limited, and Easterseals Midwest. She previously served on the board of Inszone Insurance Services, as the chair of the board of the National Council on Compensation Insurance (NCCI), as a board advisor for Vault Insurance, and on the Board of Trustees of the Connecticut Science Center. Ms. Bush holds a Bachelor of Arts degree in political science from the University of Missouri–St. Louis.
As a non-employee director of the Board, Ms. Bush will receive standard cash and equity compensation for non-employee directors serving on the Board and the Board’s committee(s), in accordance with the Company’s policies, prorated for the duration of her service between the Company’s 2026 and 2027 annual meetings, as described in the Company’s most recent definitive Proxy Statement filed with the Securities and Exchange Commission on April 16, 2026, under the heading “Director Compensation.”
There are no arrangements or understandings between Ms. Bush and any other person pursuant to which she was named as a director of EHI. Ms. Bush has no family relationship with EHI’s directors or executive officers, or any persons nominated or chosen by EHI to be a director or executive officer. Ms. Bush has not entered into any other material plan, contract, arrangement or amendment in connection with her appointment to the Board.
Ms. Bush is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 7 – Regulation FD

Item 7.01.    Regulation FD Disclosure.
On July 1, 2026, EHI issued a press release regarding the appointment of Ms. Bush to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated into this item by reference.
The information in the preceding paragraph, as well as Exhibit 99.1 hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Employers Holdings, Inc. press release, dated July 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	July 1, 2026	/s/ Michael A. Pedraja
Michael A. Pedraja
Executive Vice President,
Chief Financial Officer